THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE, LOCAL OR FOREIGN SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE, LOCAL OR FOREIGN SECURITIES LAW, IS AVAILABLE. THIS NOTE AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE HOLDER OF THIS NOTE ARE SUBJECT TO THE RIGHT TO COMPEL THE HOLDER TO EXECUTE AND DELIVER A SUBORDINATION AGREEMENT ON SUCH DATE AND CONDITIONS AS U.S. BANK NATIONAL ASSOCIATION MAY REQUIRE.

                               GEOGRAPHICS, INC.

                         CONVERTIBLE SUBORDINATED NOTE

$50,000.00                                                     William T. Graham
                                                              Blaine, Washington
                                                            Dated April 29, 1999
                                 Due and payable on or before September 30, 2001

     GEOGRAPHICS, INC., a Wyoming corporation (the "Company"), for value received, hereby promises to pay to William T. Graham (the "Creditor"), or his successors and assigns, on or before September 30, 2001, the principal sum of $50,000 payable pursuant to the terms and conditions set forth herein, and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months, for actual days elapsed) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the prime rate of U.S. Bank N.A. as announced from time to time plus 2% per annum, such interest to be due, payable and adjusted as provided below.

1. Principal Payments.

     (a) The unpaid principal balance under this Note shall be repaid on the dates (in each case, a "Principal Payment Date") and in the amounts (in each case, a "Principal Payment Amount") set forth on Schedule I attached hereto, with a final payment of all outstanding and unpaid principal due on September 30, 2001. Notwithstanding the immediately preceding sentence, the Company shall not make any payment of principal hereunder until the earliest to occur of (a) the payment in full of all Senior Indebtedness (as hereinafter defined),
(b) the Company ceasing to be in default, or operating under a forbearance, in respect of any Senior Indebtedness, or (c) the written consent of the holders of Senior Indebtedness to such payment.

     (b) On and after any Principal Payment Date on which any principal in respect hereof is paid, the principal amount of this Note so paid shall not be convertible as provided in Section 3; provided, however, that if any such principal amount is not paid, this Note shall continue to be convertible in respect of the amount not paid as provided in Section 3, with the adjustment to the Conversion Price provided in Section 3(e). Payments pursuant to this
Section 1 shall be made to the holder of this Note in immediately available funds on the applicable payment date.

2. Interest Payments.

     (a) Interest on this Note shall accrue and compound monthly on the last day of each calendar month. All accrued, but unpaid, compound interest shall be payable monthly on the last day of each calendar month (each, an "Interest Payment Date"). The Company shall not make any payment of interest hereunder until the earliest to occur of (a) the payment in full of all Senior Indebtedness (as hereinafter defined), (b) the Company ceasing to be in default, or operating under a forbearance, in respect of any Senior Indebtedness, or (c) the written consent of the holders of Senior Indebtedness to such payment. Thereafter, the Company shall pay interest on each subsequent Interest Payment Date in an amount equal to twice the current interest amount owed until the accrued, but unpaid, compound interest then owing is paid. Interest shall accrue on the principal amount and, to the maximum extent permitted under applicable law, all accrued, but unpaid, interest on this Note.

     (b) On and after any Interest Payment Date on which any accrued, but unpaid, compound interest in respect hereof is paid, the interest amount so paid shall not be convertible as provided in Section 3; provided, however, that if any such interest amount is not paid, this Note shall continue to be convertible in respect of the amount not paid as provided in Section 3, with the adjustment to the Conversion Price provided in Section 3(e). Payments pursuant to this Section 2 shall be made to the holder of this Note in immediately available funds on the applicable payment date.

3. Conversion.

     (a) Conversion.

           (i) Option of the Holder. The holder of this Note may convert this Note, in whole or in part, into shares of the Company's common stock ("Shares") at any time upon ten (10) days prior written notice to the Company; provided, however, that if this Note is converted in part, it shall be converted in the minimum amount of $20,000 and integral multiples of $5,000 in excess of such amount. On or before the date fixed for conversion set forth in such notice of conversion, the holder shall surrender this Note at the Company's address set forth in Section 9(e)(ii) hereof, together with a statement of the holder's name (with address) in which the Shares which shall be issuable on such conversion shall be issued.

           (ii) Option of the Company. The Company may convert this Note, in whole or in part, into Shares at any time upon ninety (90) days prior written notice to the holder of this Note; provided, however, that if this Note is converted in part, it shall be converted in the minimum amount of $20,000 and integral multiples of $5,000 in excess of such amount; provided, further, that the Company shall not convert this Note into Shares until (A) the Company shall have successfully raised, after the date of this Note, not less than $3 million in the aggregate through the sale of the Company's equity securities, or (B) the Company ceases to be in default, or operating under a forbearance, in respect of any Senior Indebtedness. On or before the date fixed for conversion set forth in such notice of conversion, the holder shall surrender this Note at the place designated in such notice, together with a statement of the holder's name (with address) in which the Shares which shall be issuable on such conversion shall be issued.

     (b) Conversion Price and Shares Issuable.

           (i) Number of Shares. The number of Shares in the Company issued pursuant to a conversion of this Note shall be determined by dividing (x) the amount payable under this Note to be converted (including, without limitation, principal and/or interest), by (y) the Conversion Price then in effect.

           (ii) Initial Conversion Price. The Conversion Price on the date of original issue of this Note is $0.3927.

           (iii) Adjustments. If the number of Shares of the Company outstanding at any time after the date hereof is increased by a distribution payable in Shares or by a subdivision or split-up of Shares, then, on the date such payment is made or such change is effective, the Conversion Price then in effect shall be proportionately decreased and the number of Shares issuable on conversion of this Note shall be proportionately increased. If the number of Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Shares then, on the effective date of such combination, the Conversion Price shall be proportionately increased and the number of Shares issuable on conversion of this Note shall be proportionately decreased.

           (iv) Minimal Adjustments. No adjustment to the Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.00001. Any adjustment of less than $0.00001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.00001 or more in Conversion Price.

           (v) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the holder of this Note, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustments, (B) the applicable Conversion Price at the time in effect, and (C) the number of Shares and the amount, if any, of other property which at the time would be received upon conversion of this Note.

     (c) Surrender of Note and Delivery of Evidence of Shares. When surrendered for conversion this Note shall be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or the holder's duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion, the Company shall deliver or cause to be delivered at its principal executive office to the holder, or on the holder's written order, evidence of the Shares issuable upon the conversion of this Note in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time of the closing (the "Conversion Date"), and the holder in whose name any Shares shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of the Shares represented thereby. All Shares of the Company issued upon conversion of this Note shall be fully paid and non-assessable.

     (d) Fractional Shares. No fractional Shares shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a Share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the price at which this Note is converted to Shares.

     (e) Adjustment to Conversion Price Upon Certain Defaults. If the Company fails to make any principal payment on this Note on the date and in the amounts provided in Section 1 the Conversion Price shall be reduced at the end of each ninety (90) day period to ninety percent (90%) of the Conversion Price in effect prior to such further reduction.

4. Subordination.

     The indebtedness evidenced by this Note, and the payment of all amounts hereunder, are wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of certain senior indebtedness of the Company now outstanding or hereinafter incurred in favor of U.S. Bank N.A. The holder hereof shall upon the request of the Company or U.S. Bank N.A. execute and deliver an agreement to subordinate the right of payment and collection to U.S. Bank N.A. on terms required by U.S. Bank N.A.

5. Prepayment.

     The Company shall not be permitted to prepay this Note without first obtaining the express written consent of the holder of this Note. Any permitted prepayment shall be applied to the unpaid principal repayment installments in the inverse order of maturity. Each permitted prepayment of principal shall include interest accrued to the date of such prepayment on the principal amount being prepaid.

6. Default.

     Subject to the subordination provisions of Section 4, and notwithstanding the provisions of Sections 1 and 2, the entire unpaid principal of this Note and the interest then accrued on this Note shall, upon written notice by the holder of this Note to the Company, become and be immediately due and payable without any further notice or demand of any kind or any presentment or protest, if any one of the following events shall occur:

     (a) If default shall be made in the payment of any principal or interest under this Note; or

     (b) The Company shall fail to perform or observe any agreement, covenant or obligation arising under any other provision under this Note for a period of ten (10) days after written notice thereof to the Company by the holder of this Note; or

     (c) Any representation or warranty made by the Company herein or in any statement or certificate furnished by the Company to the holder of this Note in connection with the issuance and sale of this Note or any securities issuable pursuant to the terms hereof proves untrue in any material respect as of the date of the issuance or making thereof; or

     (d) The Company shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any indebtedness in the aggregate principal amount of $25,000 or more, or shall default in the performance or observance of any obligation or condition with respect to any such indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness, or any such indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment (provided, however, that any such default existing and continuing on the date of this Note in respect of the Senior Indebtedness shall not constitute a default hereunder until and unless the Company shall cease to have the benefit of a forbearance of the holders of the Senior Indebtedness in respect of such default); or

     (e) (i) The Company shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) an involuntary case is commenced against the Company and the petition is not controverted within ten (10) days, or is not dismissed within 30 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or the Company commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; (iv) any order of relief or other order approving any such case or proceeding is entered; (v) the Company is adjudicated insolvent or bankrupt; (vi) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of thirty (30) days; (vii) the Company makes a general assignment for the benefit of creditors; (viii) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (ix) the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (x) the Company shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; (xi) any action is taken by the Company for the purpose of effecting any of the foregoing; (xii) the Company files Articles of Dissolution or the Company's Board of Directors or shareholders approve any such filing; (xiii) the Company is dissolved or any administration proceeding is commenced to dissolve the Company; or

     (f) Any judgment, writ or warrant of attachment or of any similar post-judgment process in an amount in excess of $25,000 shall be entered or filed against the Company or against any of its properties or assets and remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days.

7. Representation Warranties and Covenants of the Company. To induce the holder of this Note (or his, her or its predecessor in interest) to make a loan in the principal amount of $50,000 which is evidenced by this Note, the Company represents and warrants to the holder of this Note as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has full power and authority, corporate and otherwise, to execute, deliver and issue, and to perform its obligations under, this Note.

     (b) Authorization. The Company's execution, delivery and issuance of, and the performance of its obligations under, this Note have been duly authorized by all necessary corporate action on the part of the Company.

     (c) Enforceability. This Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

8. Representations and Warranties of the Holder. To induce the Company to execute and deliver this Note, the holder of this Note, by accepting this Note, represents and warrants to the Company, and its officers and directors, as follows:

     a. The holder of this Note has been furnished with all materials which such holder considers relevant to an investment in the Company and has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on its behalf concerning the terms and conditions of this Note and, if converted, the Shares.

     b. The holder of this Note is acquiring this Note and, if converted, any Shares for the holder's own account for investment, and not with a view of distribution or resale, and agrees not to dispose of this Note any Shares unless they have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state, local or foreign securities laws or, in the opinion of counsel for the Company, an exemption from the registration requirements of the Securities Act and state, local or foreign securities laws (as applicable) is available.

     c. The holder of this Note has adequate means of providing for his, her or its current financial needs, including possible future personal financial contingencies, and anticipate no need in the foreseeable future to sell the Note or, if converted, the Shares. The holder is able to bear the economic risks of this investment and, without limiting the generality of the foregoing, is able to hold this Note and, if converted, the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the holder's entire investment in the Company. The holder does not anticipate any changes in circumstances which would cause the holder to sell this Note or, if converted, the Shares.

     d. If the holder of this Note is an individual, such holder is (i) over 21 years of age, (ii) a citizen of the United States, (iii) a resident of the State of Wisconsin, and (iv) legally competent to accept this Note, to make the loan evidenced hereby and to make the representations and warranties contained herein.

     e. If the holder of this Note is an entity other than an individual, (i) such holder is duly organized, validly existing and in good standing under the laws of the United States of America or a state thereof, (ii) such holder has the requisite power and authority to accept this Note and make the loan evidenced hereby and the representations and warranties contained herein, (iii) such holder has duly authorized the acceptance of this Note and the making of the loan evidenced hereby and the representations and warranties contained herein, (iv) such holder's acceptance of this Note, the making of the loan evidenced hereby and the representations and warranties contained herein do not violate the organizational documents of such holder or any applicable law.

     f. The holder of this Note, acting on his, her or its own behalf or in conjunction with such holder's authorized legal, financial or other advisors, has such knowledge and experience in financial and business matters that such holder is capable of evaluating the merits and risks of this Note and, if converted, the Shares.

     g. The holder of this Note qualifies as an "Accredited Investor" within the meaning of Regulation D ("Regulation D") promulgated under the Securities Act, as evidenced by meeting at least one of the standards set forth below:

           (i) Such holder is a natural person and has an individual income (exclusive of any income attributable to your spouse) of more than $200,000 in each of the two most recent years and reasonably expects to have an individual income in excess of $200,000 for the current year; or

           (ii) Such holder is a natural person and such holder and his or her spouse have a combined income of more than $300,000 in each of the two most recent years and such holder reasonably expects to have a combined income in excess of $300,000 for the current year; or

           (iii) Such holder is a natural person and has an individual net worth, or such holder and his or her spouse have a combined net worth, in excess of $1,000,000; or

           (iv) Such holder is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of accepting and acquiring this Note or, if converted, the Shares, and whose acceptance of this Note or, if converted, the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act; or

           (v)  Such holder is a director or executive officer of the Company;
      or

           (vi) Such holder is (A) an organization described in section 501(c)(3) of the Internal Revenue Code, (B) a corporation, (C) a Massachusetts or similar business trust, or (D) a partnership, not formed for the specific purpose of accepting and acquiring this Note or, if converted, the Shares; or

           (vii) Such holder is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or

           (viii) Such holder is (A) a bank (as defined in section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in section 3(a)(5)(A) of the Securities Act) whether acting in its individual or fiduciary capacity; (B) a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; (C) an insurance company as defined in section 2(13) of the Securities Act; (D) an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in section 2(a)(48) of the 1940 Act; (E) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; (F) any plan (1) established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefits of its employees and (2) having total assets in excess of $5,000,000; or (G) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, where the investment decision is made by a plan fiduciary, as defined in section 3(21) of the Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if such employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors" within the meaning of Regulation D.

      For purposes of determining the individual income or the combined income of the holder and his or her spouse under this Section 8(g), "income" means any individual adjusted gross income for federal income tax purposes, plus (x) any deductions for long term capital gains, plus (y) any deductions for depletion, plus (z) any tax exempt interest.

9. General.

     (a) Successors and Assigns. This Note, and the obligations and rights of the Company and the holder hereof hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, personal representatives, successors and assigns.

     (b) Recourse. Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the shareholders, officers, directors, employees, agents or representatives of the Company.

     (c) Changes. Any change or amendment to this Note or any waiver hereunder shall be effective only if in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

     (d) Currency. All payments shall be made in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

     (e) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other addresses as may be furnished in writing to the other party hereto:

        (i)   If to the holder:   William T. Graham
                                  4918 Femrite Drive
                                  Madison, WI  53716

        (ii)  If to the Company:  Geographics, Inc.
                                  Attn: Chairman
                                  1555 Odell Road
                                  P.O. Box 1755
                                  Blaine, WA  98231



     (f) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the interest laws of the State of Washington.

              [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Note has been executed and delivered in Blaine, Washington, on the date first above written by the duly authorized representative of the Company.

                GEOGRAPHICS, INC.,
                a Wyoming Corporation

                By:  /s/ James L. Dorman
                     -------------------
                     Chairman and Chief Executive Officer


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                                     - 10 -